Exhibit 8.2

[Letterhead of Sullivan & Cromwell LLP]

November 18, 2020

Concho Resources Inc.

One Concho Center

600 West Illinois Avenue

Midland, Texas 79701

Ladies and Gentlemen:

We have acted as counsel to Concho Resources Inc., a Delaware corporation (the “Company”), in connection with the proposed merger (the “Merger”) of Falcon Merger Sub Corp. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of ConocoPhillips, a Delaware corporation (“Parent”), with and into the Company, with the Company as the surviving corporation, as contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 18, 2020, among Parent, Merger Sub and the Company. Reference is made to the Registration Statement on Form S-4 of Parent, including the joint proxy statement/prospectus forming a part thereof, relating to the Merger (as amended or supplemented through the date hereof, the “Registration Statement”).

In providing our opinion, we have examined the Merger Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger and related transactions will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the Merger and the parties thereto set forth in the Merger Agreement and statements in the Registration Statement are true, complete and correct, and will remain true, complete and correct at all times up to and including the effective time of the Merger, without regard to any qualification as to knowledge, intention or belief, and (iii) Parent, Merger Sub and the Company have complied with, and if applicable, will continue to comply with, their respective covenants and agreements contained in the Merger Agreement. If any of the above described assumptions is untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon the foregoing, it is our opinion that the statements included in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger”, insofar as such statements constitute matters of U.S. federal income tax law, are correct in all material respects, subject to the assumptions and qualifications herein and therein. We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein.  Following the effective time of the Merger, we assume no responsibility to inform Parent or the Company of any such change or inaccuracy that may occur or come to our attention.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the Registration Statement in connection with the references to this opinion and the material U.S. federal income tax consequences of the Merger. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Sullivan & Cromwell LLP